                                                                    EXHIBIT 4.17

                               THIRD AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of November 10, 2004



         This THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "AMENDMENT") by and among FRESH DEL MONTE PRODUCE INC., a Cayman Island company ("FRESH PRODUCE"), DEL MONTE FRESH PRODUCE N.A., INC., a Florida corporation ("FRESH N.A."), DEL MONTE FRESH PRODUCE INTERNATIONAL, INC., a Liberian corporation ("FRESH INTERNATIONAL"), and FRESH DEL MONTE SHIP HOLDINGS LTD., a Cayman Island company ("SHIP HOLDINGS") (Fresh Produce, Fresh N.A., Fresh International and Ship Holdings are referred to herein collectively as the "EXISTING BORROWERS" and each individually as an "EXISTING BORROWER"); DEL MONTE FRESH PRODUCE B.V., a Netherlands corporation ("FRESH B.V."), DEL MONTE FRESH PRODUCE (UK) LTD., an English limited company ("FRESH UK"), DEL MONTE FOODS INTERNATIONAL LTD., an English limited company ("FOODS INTERNATIONAL"), DEL MONTE INTERNATIONAL INC., a Panama corporation ("DEL MONTE INTERNATIONAL"), and DEL MONTE EUROPE LTD., an English limited company ("DEL MONTE EUROPE") (Fresh B.V., Fresh U.K., Foods International, Del Monte International and Del Monte Europe are referred to herein collectively as the "NEW BORROWERS" and each individually as a "NEW BORROWER" and, together with the Existing Borrowers are referred to herein collectively as the "BORROWERS" and each individually as a "BORROWER"); the entities identified as "Guarantors" on the signature pages hereof (each a "GUARANTOR" and collectively, the "GUARANTORS"); the banks and other lending institutions listed on the signature pages hereof as Lenders (the "LENDERS"); and COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH ("RABOBANK"), as administrative agent for the Lenders (the "ADMINISTRATIVE AGENT").


                             PRELIMINARY STATEMENTS:

         WHEREAS:

         (1) The Existing Borrowers, the Administrative Agent, certain Guarantors (the "EXISTING GUARANTORS") and certain Lenders (the "EXISTING LENDERS") are parties to that certain Amended and Restated Credit Agreement dated as of March 21, 2003, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of January 27, 2004 and as further amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of June 24, 2004 (as may be further amended, restated, modified or supplemented from time to time prior to the date hereof, the "CREDIT AGREEMENT").

         (2) In connection with the Credit Agreement, the Existing Borrowers and their respective Subsidiaries executed and delivered the Guaranty Agreements and the Security Documents in favor of the Administrative Agent to secure the Obligations.

         (3) Each of the New Borrowers desires to become a party to the Credit Agreement as a "Borrower" thereunder (such New Borrowers to become "Borrowers" under the Credit Agreement by executing and delivering a Borrower Joinder Agreement (as defined herein)).

         (4) Each of the Borrowers desires to amend the Credit Agreement to, among other things, (a) permit the New Borrowers to become "Borrowers" under the Credit Agreement, (b) provide for the Incremental Term Loans (as defined herein) to the Borrowers in an aggregate amount of up to U.S.$400,000,000 and (c) increase the Revolving Commitment (as defined herein) from U.S.$400,000,000 to U.S.$600,000,000 (such increase to be effected by way of certain of the Existing Lenders increasing their Commitments (as defined in the Credit Agreement) as indicated on Schedule C-1 hereto under the caption "Revolving Commitments" and certain new Lenders executing and delivering a Lender Joinder Agreement (as defined herein) (the "NEW LENDERS" and, together with the Existing Lenders, the "LENDERS") and assuming a Revolving Commitment as indicated on Schedule C-1 hereto as of the date hereof, and the Administrative Agent and the Lenders have agreed to the requested amendments, on the terms and conditions set forth herein.

         (5) In connection with this Amendment, the New Borrowers and New Guarantors (as defined below) will execute and deliver Guaranty Agreements and Security Documents in favor of the Administrative Agent to secure the Obligations.

         (6) Each Borrower and Guarantor acknowledges and agrees that the security interests and guarantees granted to the Administrative Agent pursuant to the Loan Documents shall remain outstanding and in full force and effect in accordance with such other Loan Documents (except to the extent modified on the Third Amendment Date) and shall continue to guaranty and secure the Obligations, as applicable.

         (7) Each Borrower and each Guarantor acknowledges and agrees that (a) the Security Documents and the other Loan Documents executed in connection therewith and the collateral pledged thereunder shall secure, without interruption or impairment of any kind, all Obligations under the Credit Agreement and the other Loan Documents executed in connection therewith, as they may be amended, restated, renewed, extended, consolidated and modified hereunder, together with all other obligations hereunder; and (b) all Liens evidenced by the Security Documents are hereby ratified, confirmed and continued.

         NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement, and further agree as follows:

         SECTION 1. AMENDMENTS.

                  1.1 AMENDMENTS TO SECTION 1.1 OF THE CREDIT AGREEMENT. Section
1.1 of the Credit Agreement, CERTAIN DEFINED TERMS, is hereby amended and modified by deleting the definition of "Unused Commitment" in its entirety and by adding the following definitions in appropriate alphabetical order (in the


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

case of any new definition) and amending and restating in their entirety the following definitions (in the case of any definition already included in Section
1.1 of the Credit Agreement):

                  "ADVANCE" means, as applicable, a Revolving Advance, a Swing Line Advance or an Incremental Term Loan.

                  "APPLICABLE MARGIN" means for any Borrower on any date of determination, (a) with respect to an Incremental Term Loan, the applicable interest rate percentage governing such Tranche of Incremental Term Loans as set forth in the related Notice of Incremental Term Loan Borrowing, and (b) with respect to Revolving Advances, the applicable percentage indicated below which corresponds to the Leverage Ratio (or senior debt rating, if applicable, pursuant to Level 8 below) of Fresh Produce indicated below:


----------- ------------------------------------------- ---------------------- -------------------- --------------------
                                                                                                     Applicable Margin
                                                          Applicable Margin     Applicable Margin       for Unused
                                                            for LIBO Rate         for Base Rate          Revolving
  Level                   Leverage Ratio                      Advances              Advances            Commitment
----------- ------------------------------------------- ---------------------- -------------------- --------------------
    1       Greater than or equal to 3.00 to 1.00              2.000%                0.750%               0.400%
----------- ------------------------------------------- ---------------------- -------------------- --------------------
    2       Less than 3.00 to 1.00, but greater than           1.750%                0.500%               0.400%
            or equal to 2.50 to 1.00
----------- ------------------------------------------- ---------------------- -------------------- --------------------
    3       Less than 2.50 to 1.00, but greater than           1.500%                0.250%               0.350%
            or equal to 2.00 to 1.00
----------- ------------------------------------------- ---------------------- -------------------- --------------------
    4       Less than 2.00 to 1.00, but greater than           1.250%                0.000%               0.300%
            or equal to 1.50 to 1.00
----------- ------------------------------------------- ---------------------- -------------------- --------------------
    5       Less than 1.50 to 1.00, but greater than           1.000%                0.000%               0.250%
            or equal to 1.00 to 1.00
----------- ------------------------------------------- ---------------------- -------------------- --------------------
    6       Less than 1.00 to 1.00, but greater than           0.750%                0.000%               0.200%
            or equal to 0.50 to 1.00
----------- ------------------------------------------- ---------------------- -------------------- --------------------
    7       Less than 0.50 to 1.00                             0.625%                0.000%               0.175%
----------- ------------------------------------------- ---------------------- -------------------- --------------------
    8       Senior Debt Rating of BBB (by S&P) and             0.500%                0.000%               0.125%
            Baa2 (by Moody's) or higher
----------- ------------------------------------------- ---------------------- -------------------- --------------------

The Applicable Margin for each Revolving Advance shall be determined by reference to the Leverage Ratio in effect from time to time at the end of each fiscal quarter based on the financial statements for the most recently ended


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

fiscal quarter and the three immediately preceding completed fiscal quarters; provided, however, that (a) no change in the Applicable Margin shall be effective until three Business Days after the date on which the Administrative Agent receives financial statements pursuant to Section 5.16(b) and (c), as the case may be, and a certificate of the Chief Financial Officer of Fresh Produce demonstrating such Leverage Ratio, attaching thereto a schedule in form reasonably satisfactory to the Administrative Agent of the computations used by Fresh Produce in determining such Leverage Ratio, (b) the Applicable Margin shall be the highest interest rate margin set forth above with respect to the applicable Revolving Advances and Unused Revolving Commitment, respectively, if Fresh Produce has not submitted to the Administrative Agent the information described in clause (a) of this proviso as and when required under Section 5.16(b) or (c), as the case may be, for so long as such information has not been received by the Administrative Agent, and (c) the Applicable Margin shall be determined according to Level 8 above (rather than the Leverage Ratio) if the senior debt rating of Fresh Produce at such time is rated BBB or higher by S&P and Baa2 or higher by Moody's.

                  "BORROWER" and "BORROWERS" have the respective meanings specified therefor in the introductory paragraph of this Agreement; provided, however, "Borrower" and "Borrowers" shall also include any Subsidiary of Fresh Produce acceptable to the Administrative Agent which executes and delivers a Borrower Joinder Agreement to the Administrative Agent as of the Third Amendment Date.

                  "BORROWER JOINDER AGREEMENT" means a joinder agreement in substantially the form of Exhibit E-1 hereto and otherwise acceptable to the Administrative Agent, entered into by the Administrative Agent and each Subsidiary of Fresh Produce acceptable to the Administrative Agent dated as of the Third Amendment Date whereby each such Subsidiary has agreed to be bound by the terms and conditions of this Agreement and to become a "Borrower" hereunder as of the Third Amendment Date.

                  "BORROWING" means a Revolving Borrowing, a Swing Line Borrowing or an Incremental Term Loan Borrowing.

                   "COMMITMENT" means, with respect to any Lender at any time, its Revolving Commitment and its Incremental Term Loan Commitment.

                  "CONSOLIDATED FIXED CHARGES" means, for Fresh Produce for any period, the sum determined on a Consolidated basis of (a) interest expense of all Debt of Fresh Produce and its Subsidiaries (including amortization of debt discount in respect of such Debt), PLUS (b) scheduled or mandatory payments of principal of all Debt (other than the Revolving Advances and the Swing Line Advances, but including the Incremental Term Loans), PLUS (c) expenses in respect of obligations of Fresh Produce and its Subsidiaries under Capitalized Leases, PLUS (d) payments of dividends, paid or payable in each case, by Fresh Produce and/or its Subsidiaries during such period; provided, however, that Consolidated Fixed Charges shall not include any obligation under Foreign Exchange Contracts or Hedge Agreements.

                  "DEL MONTE EUROPE LICENSE" means the Amended License Agreement dated May 9, 1990 between DMC and Del Monte Foods Limited (now known as Del Monte Europe Ltd.).

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

                  "DEL MONTE INTERNATIONAL LICENSES" means (a) the Amended License Agreement dated May 4, 1990 between DMC and Del Monte International and
(b) the Amended License Agreement dated May 9, 1990 between DMC and Del Monte International.

                  "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on SCHEDULE L-1 hereto or in the Assignment and Acceptance or Lender Joinder Agreement pursuant to which it became a Lender, as the case may be, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Administrative Agent.

                  "FARM CREDIT LENDER" means a lending institution organized and existing pursuant to the provisions of the Farm Credit Act of 1971, as amended, and under the regulation of the Farm Credit Administration.

                  "INCREMENTAL TERM LOAN BORROWING" means a borrowing consisting of simultaneous Incremental Term Loans of the same Tranche made by the Incremental Term Loan Lenders.

                  "INCREMENTAL TERM LOAN COMMITMENT" means, with respect to any Lender at any time, the amount set forth opposite such Lender's name on a Lender Joinder Agreement as its "Incremental Term Loan Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
Section 9.7(c) as such Lender's "Incremental Term Loan Commitment", with respect to any Tranche of Incremental Term Loans; PROVIDED HOWEVER, after the initial funding of any Tranche of Incremental Term Loans by such Lender, the Term Loan Commitment of any Lender with respect to such Tranche shall be deemed to be in an amount equal to the outstanding principal amount of Incremental Term Loans owing to such Lender in connection with such Tranche.

                   "INCREMENTAL TERM LOAN LENDER" means any Lender having an Incremental Term Loan Commitment or making Incremental Term Loans pursuant thereto.

                  "INCREMENTAL TERM LOAN NOTE" means a promissory note of any Borrower payable to the order of an Incremental Term Loan Lender, in substantially the form of Exhibit B-2 hereto, in the principal amount of such Incremental Term Loan Lender's Incremental Term Loan Commitment for any Tranche, and any extensions, renewals or amendments to, or replacements of, the foregoing; and "INCREMENTAL TERM LOAN NOTES" means all such promissory notes of any Borrower in an aggregate principal amount equal to the aggregate Incremental Term Loan Commitments of all Incremental Term Loan Lenders.

                  "INCREMENTAL TERM LOANS" shall mean the amounts advanced from time to time by the Incremental Term Loan Lenders holding an Incremental Term Loan Commitment to any Borrower as Incremental Term Loans under the applicable Incremental Term Loan Commitment; provided, the aggregate amount of Incremental Term Loans advanced under this Agreement shall not exceed U.S.$400,000,000.

                  "INTEREST PERIOD" means, for each LIBO Rate Advance comprising part of the same Borrowing (or portion of the same Borrowing), the period commencing on the date of such LIBO Rate Advance or the date of Conversion of any Base Rate Advance into such LIBO Rate Advance, and ending on the last day of the period selected by any Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower requesting a Borrowing pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three, or six months, or with the consent of the Lenders, nine or twelve months, as such Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; PROVIDED that:

                  (a) the duration of any Interest Period for any LIBO Rate Advance that commences before the repayment date for such Advance and otherwise ends after such repayment date shall end on such repayment date;

                  (b) if any Borrower fails to select the duration of any Interest Period for a LIBO Rate Advance, the duration of such Interest Period shall be one month;

                  (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

                  (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month; and

                  (e) such Borrower shall not select an Interest Period for a LIBO Rate Advance under the Revolving Commitment that ends after the Revolving Termination Date, and such Borrower shall not select an Interest Period for a LIBO Rate Advance under the Incremental Term Loan Commitment that ends after the Maturity Date.

                  "LENDER JOINDER AGREEMENT" means a joinder agreement in substantially the form of Exhibit E-2 hereto and otherwise acceptable to the Administrative Agent, by and between the Administrative Agent and a New Lender, pursuant to which such New Lender agrees to (a) become a Revolving Lender hereunder bound by the terms and conditions of this Agreement and assume a Revolving Commitment in the amount set forth next to such New Lender's name on SCHEDULE C-1 hereto, in each case as of the Third Amendment Date, or (b) become an Incremental Term Loan Lender hereunder bound by the terms and conditions of this Agreement and assume an Incremental Term Loan Commitment in the amount set forth for such New Lender in such joinder agreement, as of the effective date of such joinder agreement.

                  "LENDERS" means, collectively the Revolving Lenders and the Incremental Term Loan Lenders, and "LENDER" means any one of them.

                  "LETTER OF CREDIT SUBLIMIT" means U.S.$100,000,000.

                  "LIBO RATE" means, for any Interest Period for any LIBO Rate Advance comprising part of the same Revolving Borrowing, an interest rate per annum obtained by dividing:

                  (a) either (i) the rate per annum determined by Rabobank on the basis of the offered rates for deposits in U.S. dollars for such Interest Period which appear on Bloomberg page BBAM, pg.1 (Official BBA Libor Fixings) (or such other page or pages as the Administrative Agent, in agreement with the Borrowers and after consultation with the Lenders, shall nominate to replace that page or pages for the purpose of displaying offered rates of leading banks for London interbank deposits in U.S. dollars) as of 11:00 a.m., London time, on the day that is two Business Days preceding the first day of such Interest Period, or (ii) if a rate cannot be determined pursuant to clause (i) above, a rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1 % per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are available to the Administrative Agent as determined by the Administrative Agent in London, England to prime banks in the interbank market, as of 11:00 a.m., London time, on the day that is two Business Days preceding the first day of such Interest Period, by

                  (b) a percentage equal to 100%, MINUS the LIBO Rate Reserve Percentage for such Interest Period.

                  "LIBO RATE ADVANCE" means (a) a Revolving Advance denominated in U.S. dollars that bears interest at the LIBO Rate plus the Applicable Margin in effect from time to time with respect to Revolving Advances that are LIBO Rate Advances, and (b) a portion of an Incremental Term Loan denominated in U.S. dollars that bears interest at the LIBO Rate plus the Applicable Margin in effect from time to time with respect to that Tranche of Incremental Term Loans that are LIBO Rate Advances. The LIBO Rate for any LIBO Rate Advance shall be adjusted as of the effective date of any change in the LIBO Rate Reserve Percentage.

                  "LIBOR LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "LIBOR Lending Office" opposite its name on SCHEDULE L-1 hereto or in the Assignment and Acceptance or Lender Joinder Agreement pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Administrative Agent.

                  "LOAN DOCUMENTS" means this Agreement, the Notes, the Guaranty Agreements, the Security Documents, all L/C Related Documents, the Fee Letter, the Supplemental Fee Letter, each Borrower Joinder Agreement, each Lender Joinder Agreement, the Ratification Agreement, the documents executed in connection with the Incremental Term Loans, each Notice of Borrowing, each Notice of Issuance, any Foreign Exchange Contract between a Foreign Exchange Bank and a Loan Party, and all other documents, instruments, certificates, and agreements executed or delivered by Fresh Produce or its Subsidiaries in connection with or pursuant to this Agreement. Without limiting the generality of the foregoing, each amendment to this Agreement or to any other Loan Document, each waiver of any provision of this Agreement or any other Loan

Document, and each instrument and agreement executed in connection herewith or therewith shall be deemed to be a Loan Document for all purposes of this Agreement and the other Loan Documents.

                  "MATURITY DATE" means (a) (i) for any Incremental Term Loan advanced on or before the third anniversary of the Third Amendment Date, five years from the date such Incremental Term Loan is advanced, (ii) for any Incremental Term Loan advanced after the third anniversary of the Third Amendment Date but on or before the fourth anniversary of the Third Amendment Date, four years from the date such Incremental Term Loan is advanced and (iii) for any Incremental Term Loan advanced after the fourth anniversary of the Third Amendment Date but on or before the Revolving Termination Date, three years from the date such Incremental Term Loan is advanced, or (b) such earlier date as payment of the Incremental Term Loan shall become due (whether by acceleration or otherwise).

                  "NEW LENDER" means any Person that is an Eligible Assignee, is approved by the Administrative Agent and Fresh Produce (such approval not to be unreasonably withheld or delayed) and executes and delivers a Lender Joinder Agreement to the Administrative Agent.

                  "NOTES" means, collectively, the Revolving Loan Notes and the Incremental Term Loan Notes.

                  "NOTICE OF BORROWING" means a Notice of Incremental Term Loan Borrowing, a Notice of Revolving Borrowing or a Notice of Continuation or Conversion of Incremental Term Loan Borrowing, as applicable.

                  "NOTICE OF CONTINUATION OR CONVERSION OF INCREMENTAL TERM LOAN BORROWING" has the meaning specified in Section 2.2(a).

                  "NOTICE OF INCREMENTAL TERM LOAN BORROWING" has the meaning specified in Section 2.1(d).

                   "NOTICE OF REVOLVING BORROWING" has the meaning specified in
Section 2.2(a).

                  "PRO RATA SHARE" of any amount means, with respect to (a) any Revolving Lender under the Revolving Commitment at any time, an amount equal to
(i) a fraction the numerator of which is the amount of such Revolving Lender's Revolving Commitment at such time and the denominator of which is the Total Revolving Commitment at such time, multiplied by (ii) such amount, (b) any Incremental Term Loan Lender under the Incremental Term Loan Commitment at any time, an amount equal to (i) a fraction the numerator of which is the amount of such Incremental Term Loan Lender's Incremental Term Loan Commitment at such time and the denominator of which is the aggregate Incremental Term Loan Commitments of all Incremental Term Loan Lenders, multiplied by (ii) such amount, and (c) with respect to any Lender at any time, an amount equal to (i) a fraction the numerator of which is the sum of such Lender's Revolving Commitment and such Lender's Incremental Term Loan Commitment at such time and the denominator of which is the Total Commitment at such time, multiplied by (ii) such amount.

                  "RATIFICATION AGREEMENT" means that certain Ratification Agreement dated as of the Third Amendment Date by each of the Loan Parties in favor of the Administrative Agent.

                  "REQUIRED LENDERS" means, at any time, a Lender or Lenders owed or holding not less than 51% of the Total Commitment; PROVIDED, HOWEVER, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (a) the aggregate principal amount of the Revolving Advances made by such Lender and outstanding at such time, (b) such Lender's Pro Rata Share of the Letter of Credit Amount outstanding at such time, (c) such Lender's Unused Revolving Commitment at such time, and (d) such Lender's Incremental Term Loan Commitment. For purposes of this definition, (i) the portion of the Letter of Credit Amount relating to the Letters of Credit issued by Rabobank and (ii) the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank shall be considered to be owed to the Lenders ratably in accordance with their respective Revolving Commitments, except to the extent any such Lender shall have failed to purchase the participation in such Advance, in which case Rabobank shall retain the right to vote such amount.

                  "REVOLVING ADVANCE" means an advance under the Revolving Commitments pursuant to Section 2.1(a).

                  "REVOLVING BORROWING" means a borrowing consisting of simultaneous Revolving Advances of the same Type made by the Revolving Lenders.

                   "REVOLVING COMMITMENT" means, with respect to any Lender at any time, the amount set forth opposite such Lender's name on SCHEDULE C-1 hereto under the caption "Revolving Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.7(c) as such Lender's "Revolving Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.5 or 2.10.

                  "REVOLVING LENDERS" means the banks, financial institutions and other institutional lenders that have agreed to make Advances under the Total Revolving Commitment hereunder, as indicated on SCHEDULE C-1 hereto under the caption "Revolving Commitment" or in one or more Assignments and Acceptances entered into from time to time and set forth in the Register maintained by the Administrative Agent pursuant to Section 9.7(c).

                  "REVOLVING LOAN NOTE" means a promissory note of any Borrower payable to the order of a Revolving Lender, in substantially the form of Exhibit B-1 hereto, in the principal amount of such Revolving Lender's Revolving Commitment, and any extensions, renewals or amendments to, or replacements of, the foregoing; and "REVOLVING LOAN NOTES" means all such promissory notes of any Borrower in an aggregate principal amount equal to the Total Revolving Commitment.

                  "REVOLVING TERMINATION DATE" means the earlier of (a) November 10, 2009 and (b) the date of the termination in whole of the Revolving Commitments pursuant to Section 2.5 or 7.2.

                  "SAICO" means Siam Agro Industry Pineapple & Others PCL, a company governed by Thai law.

                  "SUPPLEMENTAL FEE LETTER" means that certain fee letter dated as of the Third Amendment Date executed by the Borrowers in favor of the Administrative Agent.

                   "THIRD AMENDMENT DATE" means November 10, 2004.

                   "TOTAL COMMITMENT" means, as of any date of determination, the sum of the Total Revolving Commitments and the Incremental Term Loan Commitments of all Incremental Term Loan Lenders.

                  "TOTAL REVOLVING COMMITMENT" means the aggregate of all Revolving Lenders' Revolving Commitments not to exceed U.S.$600,000,000 at any time, as such amount may be reduced pursuant to Sections 2.5 and 2.10.

                  "TRADEMARK LICENSES" means the Fresh International License, the Wafer Licenses, the NAJ License, the Fresh International Sublicense, the Fresh N.A. Sublicense, the Del Monte Europe License and the Del Monte International Licenses.

                  "TRANCHE" means, with respect to any Incremental Term Loans, all Incremental Term Loans made on the same date pursuant to the terms of the same Notice of Incremental Term Loan Borrowing.

                  "UNUSED REVOLVING COMMITMENT" means, at any time,

                  (a) the Total Revolving Commitment, MINUS

                  (b) the sum of (i) the aggregate principal amount of all Revolving Advances made by the Revolving Lenders and outstanding on such date, PLUS (ii) the Letter of Credit Amount outstanding on such date.

                  "VOTING PARTICIPANT" has the meaning assigned to such term in
Section 9.7(e).

                  "VOTING PARTICIPANT NOTIFICATION" has the meaning assigned to such term in Section 9.7(e).

                  1.2 AMENDMENT TO SECTION 2.1. Section 2.1 of the Credit Agreement, EXTENSIONS OF CREDIT, is hereby deleted in its entirety and the following is substituted in lieu thereof:

         "SECTION 2.1 EXTENSIONS OF CREDIT.

                  (a) REVOLVING ADVANCES. Each Revolving Lender agrees, severally and not jointly, on the terms and conditions hereinafter set forth, to make Revolving Advances in U.S. dollars to the Borrowers from time to time on any Business Day during the period from the date hereof until the Revolving Termination Date in an amount for each such Revolving Advance not to exceed such Revolving Lender's Pro Rata Share of the Unused Revolving Commitment at such time; PROVIDED that at such time, the sum of (i) the aggregate principal amount of all Revolving Advances, (ii) the aggregate principal amount of all Swing Line Advances, and (iii) the Letter of Credit Amount (the sum of clauses (i), (ii) and (iii) being the "TOTAL CURRENT EXPOSURE"), after giving effect to such

Borrowing, shall not exceed the Total Revolving Commitment. Within the limits of the Unused Revolving Commitment, the Borrowers may borrow under this Section 2.1(a), prepay or repay pursuant to Section 2.5 and reborrow under this Section 2.1(a).

                  (b) SWING LINE ADVANCES. The Borrowers may request the Swing Line Bank to make, and the Swing Line Bank shall make, on the terms and conditions hereinafter set forth, Swing Line Advances to the Borrowers from time to time on any Business Day during the period from the date hereof until the Revolving Termination Date in an aggregate amount not to exceed at any time outstanding U.S.$15,000,000 (the "SWING LINE SUBLIMIT"); PROVIDED that at such time the Total Current Exposure, after giving effect to such Borrowing, shall not exceed the Total Revolving Commitment. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Advance shall be made as a Base Rate Advance. Within the limits of the Swing Line Sublimit, the Borrowers may borrow under this
Section 2.1(b), prepay or repay pursuant to Section 2.5 and reborrow under this
Section 2.1(b).

                  (c) LETTERS OF CREDIT. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (each, a "LETTER OF CREDIT") denominated in U.S. dollars for the account of any Borrower from time to time on any Business Day from and after the date of the initial Advance until the Revolving Termination Date in an aggregate amount not to exceed at any time outstanding the Letter of Credit Sublimit in effect at such time; provided that, after giving effect to the issuance of such Letter of Credit, the Total Current Exposure shall not exceed the Total Revolving Commitment. Each Letter of Credit shall have an expiry date which is 365 days or less immediately following the date of the issuance of such Letter of Credit (other than the Rabobank Italy Letter of Credit), but in no event shall any Letter of Credit have an expiry date that occurs on a date later than the Revolving Termination Date; PROVIDED, HOWEVER, a Borrower may request issuance or renewal of a Letter of Credit with an expiry date after the Revolving Termination Date if, at the time of such issuance or renewal, such Borrower deposits into the L/C Cash Collateral Account an amount in immediately available funds equal to the face amount of such Letter of Credit. The reimbursement obligation under the Letter of Credit shall be payable in U.S. dollars in accordance with Section 2.3(b). All amounts paid by the Issuing Bank under a Letter of Credit shall, immediately upon the making of such payment and without the necessity of further act or evidence, constitute Revolving Advances to the requesting Borrower by the Issuing Bank hereunder for all purposes of this Agreement (including, without limitation, the provisions of Section 2.4 and Section 2.6), which shall be deemed made by the Issuing Bank, and the Issuing Bank shall be entitled to all of the benefits of this Agreement and the other Loan Documents with respect to such Revolving Advances. Each Letter of Credit issued on behalf of any Borrower may be cancelled before its expiration date without penalty if the beneficiary of the Letter of Credit delivers the original Letter of Credit to the Issuing Bank. Each Letter of Credit issued under the Existing Credit Agreement and outstanding as of the Agreement Date is listed on
SCHEDULE 2.1(C) hereto, and such existing Letters of Credit shall automatically be deemed to have been issued and outstanding under this Agreement as of the Agreement Date.

                 (d) INCREMENTAL TERM LOANS.

                           (i) At any time after the Third Amendment Date until 180 days prior to the Revolving Termination Date, any Borrower may request an Incremental Term Loan Borrowing by delivering a Notice of Incremental Term Loan Borrowing to the Administrative Agent substantially in the form of Exhibit C-2 hereto (a "NOTICE OF INCREMENTAL TERM LOAN BORROWING"), specifying (subject to Section 2.1(d)(iii)) therein the (1) amount of the Tranche of Incremental Term Loans requested (which Tranche shall be in a minimum principal amount of $100,000,000 and integral multiples of $50,000,000 in excess thereof), (2) requested advance date of the proposed Incremental Term Loans comprising such Tranche (which shall be at least 30 days but not more than 90 days from the date of delivery of the Notice of Incremental Term Loan Borrowing), (3) the interest rate to be applicable to all Incremental Term Loans in such Tranche, (4) the amortization and maturity date requested for all Incremental Term Loans in such Tranche, and (5) the amount of any upfront or closing fees to be paid by such Borrower to the Incremental Term Loan Lenders funding the Tranche of Incremental Term Loans requested. The Administrative Agent shall deliver a copy of each Notice of Incremental Term Loan Borrowing to each Lender. Each Notice of Incremental Term Loan Borrowing shall be binding on all Borrowers. At the time of delivery of the Notice of Incremental Term Loan Borrowing, Fresh Produce shall deliver to the Administrative Agent a certificate of the chief financial officer of Fresh Produce certifying (A) that Fresh Produce is in compliance with the financial covenants hereof before and after giving effect to such Incremental Term Loan Borrowing (based on combined actual results for the twelve month period ending on the last day of the last month for which financial statements of Fresh Produce are available, after giving effect to such Incremental Term Loan Borrowing), and (B) that no Event of Default then exists or would be caused thereby.

                           (ii) Each Lender (or New Lender) may, if, in its sole discretion, it elects to do so, offer to assume an Incremental Term Loan Commitment to fund a portion of the Tranche of Incremental Term Loans requested in such Notice of Incremental Term Loan Borrowing by notifying the Administrative Agent of the minimum and maximum amount of the Incremental Term Loan Commitment which such Lender would be willing to assume as part of such Incremental Term Loan Borrowing, not later than 14 days after the date of Administrative Agent's delivery of such Notice of Incremental Term Loan Borrowing to such Lender (or New Lender). If the Administrative Agent does not receive Incremental Term Loan Commitments from Lenders (or New Lenders) in an amount sufficient to fund the Incremental Term Loans requested in the Notice of Incremental Term Loan Borrowing, the Administrative Agent shall so notify Fresh Produce and the Notice of Incremental Term Loan Borrowing shall be deemed automatically rescinded; PROVIDED, the Borrowers may submit a replacement Notice of Incremental Term Loan Borrowing setting forth different terms for the requested Incremental Term Loan Borrowing. If the Administrative Agent receives Incremental Term Loan Commitments equal to or in excess of the amount necessary to fund the Incremental Term Loans requested in the Notice of Incremental Term Loan Borrowing, the Notice of Incremental Term Loan Borrowing shall be irrevocable by the Borrowers and the Administrative Agent shall have the right, in its sole discretion, to reduce and reallocate (within the minimum and maximum amounts specified by each such Lender in its notice to the Administrative Agent) the Incremental Term Loan Commitments of the Lenders willing to fund such Incremental Term Loan Borrowing so that the total Incremental Term Loan Commitments in connection with such Tranche equals the Incremental Term Loan Borrowing requested for such Tranche. The Administrative Agent shall notify each Lender of the acceptance and amount of its Incremental Term Loan Commitment, and such

         Lender shall thereafter execute and deliver a Lender Joinder Agreement, and be deemed an "Incremental Term Loan Lender" hereunder, with respect to such Incremental Term Loan Commitment for such Tranche requested by such Notice of Incremental Term Loan Borrowing. Each Incremental Term Loan Lender shall, before 11:00 A.M. (New York City time) on the date such Incremental Term Loan Borrowing is to be made, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Incremental Term Loan Lender's Pro Rata Share of such Incremental Term Loans. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Administrative Agent will make such funds immediately available to the requesting Borrower by crediting the account of such Borrower set forth in the Notice of Incremental Term Loan Borrowing pursuant to which such Incremental Term Loans are being made.

                           (iii) The final maturity date for each Incremental Term Loan shall be the applicable Maturity Date. The aggregate amount of Incremental Term Loans advanced under this Agreement shall not (x) have a scheduled amortization providing for principal repayments which exceed $50,000,000 prior to the Revolving Termination Date (exclusive of any optional prepayments under Section 2.5(b)) or (y) exceed the principal amount of $400,000,000. Amounts repaid under the Incremental Term Loan Commitment may not be reborrowed.

                           (iv) Each Tranche of Incremental Term Loans (i) shall bear interest at the Base Rate or the LIBO Rate plus such Applicable Margin as is set forth in the Notice of Incremental Term Loan Borrowing related to such Tranche, and shall otherwise be subject to the amortization and other terms set forth in the applicable Notice of Incremental Term Loan Borrowing relating to such Tranche, (ii) shall for all purposes be Obligations hereunder and under the Loan Documents;
         (iii) shall be represented by an Incremental Term Loan Note to the order of each Incremental Term Loan Lender for such Tranche, and (iv) shall rank pari passu with the Revolving Advances."

                  1.3 AMENDMENT TO SECTION 2.2. Section 2.2 of the Credit Agreement, MAKING THE ADVANCES, is hereby deleted in its entirety and the following is substituted in lieu thereof:

        "SECTION 2.2 MAKING THE ADVANCES.

                  (a) Each Revolving Advance and Incremental Term Loan shall, at the option of the Borrowers, be made either as a Base Rate Advance or as a LIBO Rate Advance (except for the first three Business Days after the Agreement Date with respect to Revolving Advances, and for the first three Business Days after the funding of Incremental Term Loans with respect to such Incremental Term Loans, during which period such Advances, respectively, shall bear interest as a Base Rate Advance); PROVIDED, HOWEVER, that (i) if the Borrowers fail to give the Administrative Agent three Business Days' written notice specifying whether a LIBO Rate Advance is to be repaid or reborrowed on the last day of the applicable Interest Period for such LIBO Rate Advance, such LIBO Rate Advance shall be repaid and then reborrowed as a Base Rate Advance on such date, (ii) the Borrowers may not select a LIBO Rate Advance (A) with respect to the Swing Line Advances, (B) with respect to an Advance, the proceeds of which are to reimburse an Issuing Bank pursuant to Section 2.1(c) hereof, or (C) if, at the time of such Advance, a Default or an Event of Default has occurred and is continuing, and (iii) any Conversion of LIBO Rate Advances into Base Rate Advances shall only be made on the last day of the Interest Period for such LIBO Rate Advances, unless Borrowers pay to the Administrative Agent the amounts due under Section 10.3 hereof. Each Revolving Advance shall be made, to the extent that a Lender is so obligated under Section 2.1, on written notice from the Borrower requesting such Revolving Advance to the Administrative Agent delivered before 11:00 A.M. (New York City time) on, (i) in the case of a LIBO Rate Advance, a Business Day which is at least three (3) Business Days prior to the first day of the Interest Period for such LIBO Rate Advance, and (ii) in the case of a Base Rate Advance, on or before the Business Day for the making of such Advance, in each case, specifying (v) whether the Revolving Advance is a new borrowing, or a continuation or Conversion of, a Revolving Advance under the Revolving Commitments, (w) the Type of Revolving Advance to be made, (x) the date on which such Revolving Advance is to be made, (y) the amount of such Revolving Advance (which amounts shall be allocated by the Administrative Agent among the Lenders, in the case of a Revolving Advance, on a pro rata basis in accordance with each Revolving Lender's Pro Rata Share of such Revolving Advance), and (z) in the case of proposed LIBO Rate Advances, the Interest Period therefor (which Interest Period shall be the same for each Lender) (such written notice to be substantially in the form of Exhibit C-1 attached hereto, and being hereinafter referred to as the "NOTICE OF REVOLVING BORROWING"). Each such Notice of Revolving Borrowing shall be sent by electronic mail or facsimile and signed by the chief financial officer of any of the Borrowers or Vice President of Corporate Finance or the Senior Director of Treasury or corporate controller of Del Monte Fresh Produce Company. All or a portion of the Incremental Term Loans of one Type may be Converted to Incremental Term Loans of another Type or continued as Incremental Term Loans of the same Type at the end of the Interest Period applicable thereto upon written notice from the Borrower obligated on such Incremental Term Loan to the Administrative Agent delivered before 11:00 A.M. (New York City time) on a Business Day which is at least three
(3) Business Days prior to the applicable Conversion or continuation date specifying (x) the Type of Incremental Term Loan to be continued or Converted,
(y) the date on which such Incremental Term Loan is to be continued or Converted, and (z) in the case of proposed LIBO Rate Advances, the Interest Period therefor (which Interest Period shall be the same for each Incremental Term Loan Lender) (such written notice to be substantially in the form of Exhibit C-3 attached hereto, and being hereinafter referred to as the "NOTICE OF CONTINUATION OR CONVERSION OF INCREMENTAL TERM LOAN BORROWING").

                  Each Lender making a Revolving Advance shall, before 1:00 P.M. (New York City time) on the date such Revolving Advance is to be made, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's Pro Rata Share of such Revolving Advance. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Administrative Agent will make such funds available to the requesting Borrower by crediting the account of such Borrower set forth in the Notice of Revolving Borrowing pursuant to which the Revolving Advance is being made. Each Lender making an Incremental Term Loan Advance shall fund such Incremental Term Loan in accordance with Section 2.1(d)(ii).

                  (b) Each Swing Line Advance shall be made on notice, given not later than 11:00 A.M. (New York City time) on the date of the proposed Swing Line Advance, by any Borrower to the Swing Line Bank. Each such notice of a proposed Swing Line borrowing (a "NOTICE OF SWING LINE BORROWING") shall be by telephone, confirmed immediately in writing, or electronic mail or facsimile, specifying therein the requested (i) date on which such Swing Line Advance is to be made and (ii) amount of such Swing Line Advance. The Swing Line Bank, upon fulfillment of the applicable conditions set forth in Article 3, will make the amount thereof available, no later than 4:00 P.M. (New York City time) on such Business Day, to the requesting Borrower in same day funds by crediting the account of such Borrower set forth in the Notice of Swing Line Borrowing pursuant to which the Swing Line Advance is being made. At any time the Swing Line Bank makes a Swing Line Advance, each Revolving Lender (other than the Swing Line Bank) shall be deemed, without further action by any Person, to have purchased from the Swing Line Bank an unfunded participation in any such Swing Line Advance in an amount equal to such Revolving Lender's Pro Rata Share of such Swing Line Advance and shall be obligated to fund such participation as a Revolving Advance at such time and in the manner provided below. Each such Revolving Lender's obligation to participate in, purchase and fund such participating interests shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against the Swing Line Bank or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or an Event of Default or the termination of the Revolving Commitments; (C) any adverse change in the condition (financial or otherwise) of the requesting Borrower or any other Person; (D) any breach of this Agreement by any Borrower or any other Lender; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Each Borrower hereby consents to each such sale and assignment. Each Revolving Lender agrees to fund its Pro Rata Share of an outstanding Swing Line Advance on (X) the Business Day on which demand therefor is made by the Swing Line Bank, provided that such demand is made not later than 11:00 A.M. (New York City time) on such Business Day, or (Y) the first Business Day next succeeding such demand if such demand is made after such time. Upon any such assignment by the Swing Line Bank to any other Revolving Lender of a participation in a Swing Line Advance, the Swing Line Bank represents and warrants to such other Revolving Lender that it is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or the Borrower to which such Swing Line Advance was made. If and to the extent that any Revolving Lender shall not have so made the amount of such participation in such Swing Line Advance available to the Administrative Agent, such Revolving Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of request by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Revolving Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Revolving Advance made by such Revolving Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

                  (c) Each Notice of Revolving Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrowers requesting the Advances covered by such Notice and such Borrower shall indemnify each Lender against any loss or expense incurred by such Lender as a result of any failure to fulfill on or before, as applicable, the date specified for such Advance the applicable conditions set forth in Article 3, including, without limitation, any loss (excluding loss of anticipated profits) or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender (and the Administrative Agent in the case of Advances by the Administrative Agent pursuant to Section 2.2(d)) to fund such Advance when such Advance, as a result of such failure, is not made on such date.

                  (d) Unless the Administrative Agent shall have received notice from a Revolving Lender prior to the date of any Revolving Advance, that such Lender will not make available to the Administrative Agent such Revolving Lender's Revolving Commitment Pro Rata Share of such Revolving Advance, the Administrative Agent may assume that such Revolving Lender has made such portion available to the Administrative Agent on the date of such Revolving Advance in accordance with subsection (a) of this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the requesting Borrower on such date a corresponding amount. If and to the extent that such Revolving Lender shall not have so made such ratable portion available to the Administrative Agent, such Revolving Lender and the requesting Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the requesting Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of repayment or payment by the Borrower, the interest rate applicable at such time under Section 2.6 to such Revolving Advance, and (ii) in the case of repayment or payment by such Revolving Lender, the Federal Funds Rate. If such Revolving Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Revolving Lender's Revolving Advance for all purposes.

                  (e) The failure of any Lender to make any Advance required to be made by it shall not relieve any other Lender of its obligation, if any, under this Agreement to make any Advance required to be made by it, but no Lender shall be responsible for the failure of any other Lender to make any Advance required to be made by such other Lender.

                  (f) Notwithstanding anything in this Agreement to the contrary, LIBO Rate Advances may not be outstanding as part of more than 15 separate Borrowings in the aggregate. Each LIBO Rate Advance shall be in an amount of U.S.$5,000,000 or an integral multiple of U.S.$100,000 in excess thereof. Each Base Rate Advance (other than the initial Base Rate Advance hereunder) shall be in an amount of U.S.$1,000,000 or an integral multiple of U.S. $100,000 in excess thereof."

                  1.4 AMENDMENT TO SECTION 2.3. Section 2.3 of the Credit Agreement, ISSUANCE OF AND DRAWINGS AND REIMBURSEMENT UNDER LETTERS OF CREDIT, is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "SECTION 2.3 ISSUANCE OF AND DRAWINGS AND REIMBURSEMENT UNDER LETTERS OF CREDIT.

                  (a) REQUEST FOR ISSUANCE.

                  (i) Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the second Business Day prior to the date of the proposed issuance of such Letter of Credit, by the requesting Borrower to the Administrative Agent. The Administrative Agent shall give to the Issuing Bank prompt notice thereof by telex, telecopier or electronic mail of such Borrower's request for the issuance of a Letter of Credit. Each such notice of issuance of a Letter of Credit (a "NOTICE OF ISSUANCE") shall be by telex, telecopier or electronic mail, specifying therein the requested
         (A) type of Letter of Credit, (B) date of such issuance (which shall be a Business Day), (C) stated principal amount of such Letter of Credit,
         (D) expiration of such Letter of Credit, (E) name and address of the beneficiary of such Letter of Credit and (F) form of any such Letter of Credit.

                  (ii) If the requested form of such Letter of Credit is acceptable to the Issuing Bank in its sole discretion, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in
         Article 3, make such Letter of Credit available to the requesting Borrower at its office referred to in Section 9.2 or as otherwise agreed with such Borrower in connection with such issuance. At any time the Issuing Bank issues a Letter of Credit, each Revolving Lender (other than the Issuing Bank) shall be deemed without further action by any Person, to have purchased from the Issuing Bank an unfunded participation in such outstanding Letter of Credit in an amount equal to such Revolving Lender's Revolving Commitment Pro Rata Share of the stated principal amount of such Letter of Credit and shall be obligated to fund such participation in the Revolving Advance resulting from any drawing under such Letter of Credit at such time and in the manner provided below. At the request of any Revolving Lender, the Issuing Bank will send to such Revolving Lender a copy of any Letter of Credit issued by the Issuing Bank under this clause (ii).

                  (b) DRAWING AND REIMBURSEMENT. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making of a Revolving Advance by the Issuing Bank bearing interest at the Base Rate in the amount of such draft. In the event of a payment of any draft drawn under any Letter of Credit issued by the Issuing Bank, each other Revolving Lender shall be deemed to have purchased from the Issuing Bank, and the Issuing Bank shall sell and assign to each such other Revolving Lender, such other Revolving Lender's Revolving Commitment Pro Rata Share of such outstanding Revolving Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Revolving Advance to be purchased by such Revolving Lender. Each Borrower hereby consents to each such sale and assignment. Each Revolving Lender agrees to purchase its Pro Rata Share of an outstanding Revolving Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank, PROVIDED notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Issuing Bank to any other Revolving Lender of a portion of such Revolving Advance, the Issuing Bank represents and warrants to such other Revolving Lender that it is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Revolving Advance, the Loan Documents or the Borrower for the account of which such Letter of Credit was issued. If and to the extent that any Revolving Lender shall not have so made the amount of its interest in such Revolving Advance available to the Administrative Agent, such Revolving Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. On the last day of each month, the Issuing Bank shall notify each Revolving Lender of its Pro Rata Share of the Revolving Advances made by the Issuing Bank during the preceding month pursuant to this Section 2.3(b) and shall pay to each such Revolving Lender in respect of the amount of any funded participations of such Revolving Lender in such Revolving Advances outstanding at any time during the preceding month, an amount equal to such Revolving Lender's Pro Rata Share of the interest payable on such Revolving Advances only to the extent that such amounts shall have been paid to the Issuing Bank by the Borrowers.

                  (c) OBLIGATIONS ABSOLUTE. The payment obligations of the Borrowers under this Agreement with respect to Letters of Credit and any agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any other agreement or instrument relating thereto (this Agreement and all of the foregoing being, collectively, the "L/C RELATED DOCUMENTS");

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of any Borrower in respect of any L/C Related Document or any other amendment or waiver of or consent to or departure from all or any of the L/C Related Documents;

                  (iii) the existence of any claim, set-off, defense or other right that any Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Lender or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                  (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

                  (vi) any exchange, release or non-perfection of any Collateral or other collateral for all or any of the obligations of any Borrower in respect of the L/C Related Documents; or

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower."

                  1.5 AMENDMENT TO SECTION 2.4. Section 2.4 of the Credit Agreement, FEES, is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "SECTION 2.4 FEES.

                  (a) ADMINISTRATIVE AGENT. The Borrowers agree to pay to the Administrative Agent for its own account a fee separately agreed between the Borrowers and the Administrative Agent and such other fees required by the Fee Letter or the Supplemental Fee Letter.

                  (b) COMMITMENT FEE. The Borrowers agree to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee on such Lender's average daily Pro Rata Share of the Unused Revolving Commitment from the date hereof until the Revolving Termination Date at a rate per annum equal to the Applicable Margin for the Unused Revolving Commitment in effect from time to time, payable in arrears on the first day of the immediately following calendar quarter during the term of such Lender's Revolving Commitment, commencing on April 1, 2003, on the Third Amendment Date and on the Revolving Termination Date; PROVIDED, HOWEVER, that any commitment fee accrued with respect to the Revolving Commitment of a Defaulting Lender during the period prior to the time such Revolving Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Revolving Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrowers prior to such time; and PROVIDED FURTHER that no commitment fee shall accrue on the Revolving Commitment of a Defaulting Lender so long as such Revolving Lender shall be a Defaulting Lender.

                  (c) LETTER OF CREDIT FEES. In addition, the requesting Borrower shall, in consideration of the issuance by the Issuing Bank of each Letter of Credit and in addition to other charges payable by each Borrower to any of the Lenders under this Agreement, (i) pay to the Administrative Agent for the account of the Issuing Bank, (x) such fee as may be agreed to between Fresh Produce and the Issuing Bank from time to time in connection with each Letter of Credit issued hereunder, which fee shall be due and payable quarterly in arrears on the first day of each calendar quarter during which such Letter of Credit was outstanding (unless a different payment schedule is agreed to between Fresh

Produce and the Issuing Bank) and, if then unpaid, on the Revolving Termination Date, and (y) the amount of all usual and customary fees and expenses of the Issuing Bank for issuing, amending or renewing any Letter of Credit, and (ii) pay to the Administrative Agent, for the account of the Revolving Lenders, a Letter of Credit Commission in respect of each Letter of Credit, with such Letter of Credit Commission to be paid by the Administrative Agent to the Revolving Lenders in arrears on the first day of each calendar quarter in connection with the Letters of Credit outstanding during the previous quarter, and, to the extent that such amounts remain owing and unpaid, on the Revolving Termination Date."

                  1.6 AMENDMENT TO SECTION 2.5. Section 2.5 of the Credit Agreement, REDUCTIONS OF COMMITMENTS; VOLUNTARY AND MANDATORY, is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "SECTION 2.5 REDUCTION OF REVOLVING COMMITMENTS; VOLUNTARY AND MANDATORY PREPAYMENT.

                  (a) REDUCTION OF REVOLVING COMMITMENTS. The Borrowers shall have the right, upon at least two Business Days' notice to the Administrative Agent, to terminate irrevocably in whole or reduce in part the unused portion of the Revolving Commitments on a pro rata basis (which shall include the termination in whole or the reduction in part of the obligation of such Revolving Lender to make Revolving Advances to the Borrowers in the amount specified in Section 2.1(a) in the event of such termination or reduction); PROVIDED, HOWEVER, that each partial reduction shall be in the amount of U.S.$1,000,000 or an integral multiple thereof. The Administrative Agent shall give notice of such reduction to the Revolving Lenders.

                  (b) OPTIONAL PREPAYMENTS. The Borrowers may, upon at least three Business Days' notice to the Administrative Agent, prepay pro rata among the Lenders the outstanding amount of any Advance (other than any Swing Line Advance or Revolving Advance made by the Issuing Bank (resulting from a drawing under a Letter of Credit) not participated to any other Lender, in which case, such prepayment shall not be made on a pro rata basis) in whole or in part with accrued interest to the date of such prepayment on the amount prepaid; PROVIDED, HOWEVER, that in the event that any Lender receives payment of the principal of any LIBO Rate Advance other than on the last day of the Interest Period relating to such LIBO Rate Advance (whether due to prepayments made by any Borrower, or due to acceleration of the Advances, or due to any other reason), the Borrowers shall pay to such Lender on demand any amounts owing pursuant to Section 10.3, PROVIDED, FURTHER, that to the extent any Borrower prepays any Incremental Term Loan, such amount shall not be available to be reborrowed and shall be applied on a pro rata basis to all Incremental Term Loans comprising such Tranche and to the installments of the such Incremental Term Loans as set forth in the Notice of Incremental Term Loan Borrowing governing such Tranche in the inverse order of maturity; and PROVIDED, FURTHER, that each optional prepayment shall be in the amount of at least U.S.$1,000,000.

                  (c) MANDATORY PREPAYMENTS.

                  (i) On any date on which the Total Current Exposure shall exceed the Total Revolving Commitment, the Borrowers shall prepay Revolving Advances in the aggregate principal amount equal to such excess. Additionally, each Borrower shall repay the aggregate unpaid principal amount of all Revolving Advances to it of each Lender on the Revolving Termination Date.

                  (ii) On any date on which the aggregate principal amount of all Swing Line Advances then outstanding shall exceed the amount of the Swing Line Sublimit, the Borrowers shall prepay Swing Line Advances in the aggregate principal amount equal to such excess.

                  (iii) The outstanding principal balance of each Tranche of Incremental Term Loans shall be repaid by the Borrowers on such dates and in such amounts as is required in the Notice of Incremental Term Loan Borrowing governing such Tranche. Any unpaid principal and interest on the Incremental Term Loans shall be due and payable in full on the applicable Maturity Date."

                  1.7 AMENDMENT TO SECTION 2.6. Section 2.6 of the Credit Agreement, INTEREST, is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "SECTION 2.6 INTEREST.

                  (a) INTEREST. Each Borrower shall pay interest on the unpaid principal amount of each Advance to it owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) BASE RATE ADVANCES. During such periods as such Advance is a Base Rate Advance, (x) with respect to any Revolving Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time PLUS (B) the Applicable Margin in effect with respect to Base Rate Advances that are Revolving Advances from time to time,
         (y) with respect to any Incremental Term Loan, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time PLUS (B) the Applicable Margin in effect with respect to Base Rate Advances comprising such Tranche of Incremental Term Loans as set forth in the Notice of Incremental Term Loan Borrowing governing such Tranche, and (z) with respect to any Swing Line Advance, a rate per annum to be mutually agreed between the Swing Line Bank and the Borrowers, payable (A) in the case of any Base Rate Advance which is a Revolving Advance, (1) in arrears quarterly on the first day of the immediately following calendar quarter during such periods, and (2) on the Revolving Termination Date, (B) in the case of any Base Rate Advance which is an Incremental Term Loan, (1) in arrears quarterly on the first day of the immediately following calendar quarter during such periods, (2) upon the payment or prepayment thereof, and (3) on the Maturity Date, and (C) in the case of any Base Rate Advance which is a Swing Line Advance, in arrears on (1) the first day of each calendar quarter, (2) upon the payment or prepayment thereof, and (3) on the Revolving Termination Date.

                  (ii) LIBO RATE ADVANCES. During such periods as such Revolving Advance is a LIBO Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Advance to the sum of
         (x) the LIBO Rate for such Interest Period for such Advance, and (y) the Applicable Margin from time to time in effect for LIBO Rate Advances that are Revolving Advances, payable in arrears on (1) the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period, (2) the day such Revolving Advances shall be paid in full, and
         (3) the Revolving Termination Date. During such periods as any Incremental Term Loan is a LIBO Rate Advance, a rate per annum equal at all times during each Interest Period for such Incremental Term Loan to the sum of (x) the LIBO Rate for such Interest Period for such Incremental Term Loan, and (y) the Applicable Margin from time to time in effect for LIBO Rate Advances comprising such Tranche of Incremental Term Loans as set forth in the Notice of Incremental Term Loan Borrowing governing such Tranche, payable in arrears on (1) the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period,
         (2) the day such Incremental Term Loan shall be paid in full, and (3) the applicable Maturity Date.

                  (b) DEFAULT INTEREST. Each Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender which is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to the applicable Default Rate and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full and on demand, at a rate per annum equal at all times to the applicable Default Rate."

                  1.8 AMENDMENT TO SECTION 2.10. Section 2.10 of the Credit Agreement, REPLACEMENT OF LENDER IN EVENT OF ADVERSE CONDITION, is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "SECTION 2.10 REPLACEMENT OF LENDER IN EVENT OF ADVERSE CONDITION. If any Borrower becomes obligated to pay additional amounts to any Lender pursuant to Section 10.1 or Section 10.2 or to Convert the LIBO Rate Advances into Base Rate Advances pursuant to Section 10.1 as a result of any condition described in such Sections which is not generally applicable to all Lenders, or if any Lender shall become a Defaulting Lender then, unless the Lender to which such conditions apply has theretofore taken steps to remove or cure, and has removed or cured, the conditions creating the cause for such obligation to pay such additional amounts or to make such Conversion, the Borrowers may, within six months of being notified of such condition, (a) designate an Eligible Assignee which is willing to purchase all rights and obligations of such Lender and which is acceptable (such acceptance not to be unreasonably withheld) to the Administrative Agent (such Eligible Assignee being herein called a "REPLACEMENT LENDER") to purchase for cash all of the rights and obligations of such Lender under this Agreement and all of such Lender's rights hereunder, without recourse to or warranty (other than title) by, or expense to, such Lender for a purchase price equal to the outstanding principal amount of the Advances payable to such Lender plus any accrued but unpaid interest on such Advances, expense reimbursements and indemnities in respect of that Lender's Revolving Commitment and Incremental Term Loan Commitment under the Loan Documents or (b) prepay in whole the aggregate outstanding amount of all Advances owing to such Lender, including all principal, accrued but unpaid interest thereon and all amounts owing pursuant to Section 9.4, whereupon the Revolving Commitment of such Lender shall be irrevocably terminated in whole (which shall include the termination in whole of the obligation of such Lender to make Advances to the Borrowers), and the Total Revolving Commitment shall be reduced in the amount of such Lender's Revolving Commitment, and any Incremental Term Loan shall be repaid in the amount of all Advances of the Incremental Term Loan owed to such Lender, as applicable. Such Lender shall consummate such sale or the Borrowers shall make such prepayment in accordance with such terms within a reasonable time not exceeding five Business Days from the date the Borrowers shall have designated a Replacement Lender or the Borrowers shall have given notice of prepayment to such Lender, and whereupon such Lender shall no longer be a party hereto or have any obligations or rights hereunder (except rights which, pursuant to the provisions of this Agreement, survive the termination of this Agreement and the repayment of the Notes), and, if applicable, the Replacement Lender shall succeed to such obligations and rights."

                  1.9 AMENDMENT TO SECTION 2.11. Section 2.11 of the Credit Agreement, APPLICATION OF PAYMENTS, is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "SECTION 2.11 APPLICATION OF PAYMENTS. Subsequent to the acceleration of the Obligations under Section 7.2 hereof, payments and prepayments with respect to the Obligations made to the Administrative Agent, the Lenders, the Issuing Bank, the Swing Line Bank or otherwise received by the Administrative Agent, any Lender, the Issuing Bank or the Swing Line Bank (from realization on Collateral or otherwise, but excluding any funds held in the L/C Cash Collateral Account which shall be applied to, or held to pay, the Letter of Credit Amount as set forth in Section 7.3) shall be distributed in the following order of priority: FIRST, to the reasonable costs and expenses (including reasonable attorneys' fees and expenses), if any, incurred by the Administrative Agent, any Lender, the Issuing Bank or the Swing Line Bank in the collection of such amounts under this Agreement or of the Loan Documents, including, without limitation, any costs incurred in connection with the sale or disposition of any Collateral; SECOND, to the payment of interest then due and payable on the Swing Line Advances; THIRD, to the payment of the principal of any Swing Line Advances then outstanding; FOURTH, to any fees then due and payable to the Administrative Agent under this Agreement or any other Loan Document; FIFTH, to any fees then due and payable to the Lenders and the Issuing Banks under this Agreement; SIXTH, to the payment of interest then due and payable on the Revolving Advances and the Incremental Term Loan, on a pro rata basis; SEVENTH, to the payment of principal of the Revolving Advances and principal of the Incremental Term Loan, on a pro rata basis; EIGHTH, to the extent of any Letter of Credit Obligations then outstanding, to the L/C Cash Collateral Account; and NINTH, to any other Obligations not otherwise referred to in this Section, including any obligations owed to a Foreign Exchange Bank under Foreign Exchange Contracts with a Loan Party."

                  1.10 AMENDMENT TO SECTION 5.16. Section 5.16 of the Credit Agreement, REPORTING REQUIREMENTS, is hereby amended by deleting clause (c) in its entirety and substituting the following in lieu thereof:

                  "(c) ANNUAL FINANCIALS. As soon as available and in any event no later than 90 days after the end of each fiscal year of Fresh Produce, a copy of the audited financial statement for Fresh Produce and its Subsidiaries, including therein a Consolidated balance sheet of Fresh Produce and its Subsidiaries and, upon the request of the Administrative Agent, unconsolidated balance sheets of each of the Borrowers, in each case as of the end of such fiscal year and a Consolidated statements of income and cash flows of Fresh Produce and its Subsidiaries and, upon the request of the Administrative Agent, unconsolidated statements of income of the Borrowers, in the case of Fresh Produce accompanied by an opinion acceptable to the Required Lenders of independent public accountants of recognized international standing."

                  1.11 AMENDMENT TO SECTION 6.2. Section 6.2 of the Credit Agreement, DEBT, is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "SECTION 6.2 DEBT. It will not create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

                  (a) Debt under the Loan Documents;

                  (b) intercompany Debt; PROVIDED, HOWEVER, that (x) such Debt shall be unsecured and, to the extent such Debt is incurred by a Loan Party, subordinated to the Advances and evidenced by an intercompany note in substantially the form of Exhibit D hereto and, to the extent such Debt is owed to a Loan Party, pledged to the Lenders pursuant to the Security Documents to secure the Borrowers' Obligations under the Loan Documents, and (y) loans made pursuant to this clause (b) may not be made to any Shipping Subsidiary created after the date hereof other than in an amount not to exceed the amount equal to the down payment for the vessel owned by such Shipping Subsidiary (such down payment not to exceed 30% of the purchase price for such vessel);

                  (c) shipping vessel mortgages of any Shipping Subsidiary and unsecured guarantees of Shipping Holdings of shipping vessel mortgages of any Shipping Subsidiary;

                  (d) other direct or indirect guaranties (other than the guaranties referred to in clause (c) above) of the Debt of other Persons not to exceed in the aggregate U.S.$50,000,000 (or the non-U.S. currency equivalent thereof);

                  (e) Debt under Capitalized Leases, including any Capitalized Leases for refrigerated containers, in an aggregate principal amount not exceeding U.S.$200,000,000 (or the non-U.S. currency equivalent thereof);

                  (f) Existing Debt secured by Real Property on the Agreement Date, and any Debt constituting a refinancing thereof; PROVIDED that any such refinancing shall not increase the aggregate principal amount of such existing Debt immediately prior to such refinancing and shall not be secured by any assets other than Real Property;

                  (g) Debt secured by Liens on acquired assets permitted by clause (f) of the definition of "Permitted Liens" set forth in Article 1 hereof; PROVIDED that (i) such Debt was in existence prior to the acquisition of such assets and was not created in contemplation thereof, (ii) at the time of acquisition of such assets, such Debt could not be prepaid without penalty or premium, and (iii) the aggregate principal amount of such Debt shall not exceed U.S.$50,000,000 (or the non-U.S. currency equivalent thereof) at any time;

                  (h) other secured Debt (other than Debt referred to in clauses
(e), (f) or (g) above), including any purchase money indebtedness, outstanding in an aggregate principal amount not to exceed U.S.$50,000,000 (or the non-U.S. currency equivalent thereof); PROVIDED that no such Debt shall be secured by any Collateral (other than any Collateral consisting of Equipment (as defined in the Security Agreement) acquired with purchase money financing);

                  (i) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                  (j) Hedge Agreements and Foreign Exchange Contracts permitted under Section 6.14 hereof;

                  (k) Debt incurred in connection with or as a consequence of the acquisition of a controlling equity interest in Saico or the subsequent mandatory tender offer of outstanding shares of Saico, including Debt incurred to refinance and restructure Saico's business, in an aggregate principal amount not to exceed U.S.$30,000,000 (or the non-U.S. currency equivalent thereof); and

                  (l) other unsecured Debt on commercially reasonable terms and conditions and aggregating on a Consolidated basis not more than U.S.$75,000,000 (or the non-U.S. currency equivalent thereof) at any one time outstanding."

                  1.12 AMENDMENT TO SECTION 6.6. Section 6.6 of the Credit Agreement, INVESTMENTS; ACQUISITIONS, is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "SECTION 6.6 INVESTMENTS; ACQUISITIONS. It will not, nor will it permit any of its Subsidiaries to, make or hold any Investment in any Person, or engage in or consummate any acquisition of all or substantially all of the assets of a business or a business unit, or all or substantially all of the operating assets of any Person, or assets which constitute all or substantially all of the assets of a division or a separate or separable line of business of any Person, other than:

                  (a) Investments in Cash Equivalents and in Hedge Agreements and Foreign Exchange Contracts permitted hereunder;

                  (b) loans and advances to, and guaranties issued on behalf of, officers and employees (i) in the ordinary course of business as presently conducted in an aggregate principal amount not to exceed U.S.$1,000,000 (or the non-U.S. currency equivalent thereof) at any time outstanding and (ii) in respect of the provision of employee housing in the ordinary course of business as presently conducted and consistent with past practices;

                  (c) Investments existing on the Agreement Date and described on SCHEDULES 4.1(U) and 4.1(B) hereto;

                  (d) (x) crop-related grower advances with respect to fresh produce growers made in the ordinary course of business and consistent with past practices of any Borrower or any of its Subsidiaries, as the case may be and (y) owner/operator loans or advances to Can-Am Express Inc. and RLN Leasing, Inc. in an aggregate principal amount not to exceed U.S.$20,000,000 (or the non-U.S. currency equivalent thereof) at any time outstanding;

                  (e) Investments in Loan Parties;

                  (f) Investments (other than intercompany loans) in Wholly-Owned Subsidiaries of Fresh Produce that are not Loan Parties; PROVIDED that the aggregate amount invested from the date hereof pursuant to this clause
(f) shall not exceed an amount equal to the lesser of (i) the amount equal to 10% of Tangible Net Worth at such time and (ii) the amount equal to 10% of the total tangible and intangible assets of Fresh Produce and its Subsidiaries at such time except where local law requires an Investment in such Wholly-Owned Subsidiary above the amounts set forth in subclauses (i) and (ii) of this clause
(f) to prevent (x) the insolvency (as determined by such local law) of such Wholly-Owned Subsidiary or (y) the violation of such local law;

                  (g) loans and advances to Subsidiaries of Fresh Produce to the extent permitted by, and in accordance with, Section 6.2(b); and

                  (h) Investments and acquisitions in other assets or Persons after the Agreement Date by Fresh Produce and its Subsidiaries; PROVIDED (i) any Person acquired will be a Subsidiary immediately after such Investment or acquisition, (ii) such assets are usable in, or Person is primarily engaged in, businesses that are related, ancillary or complementary to the business of Fresh Produce and its Subsidiaries as of the date hereof, (iii) no Default then exists or would be caused thereby, (iv) the cash flow and operating statements of Fresh Produce on a Consolidated basis after giving effect to such acquisition or Investment (based on combined actual results for the twelve month period ending on the last day of the last month for which financial statements of Fresh Produce and such acquisition or Investment target are available) demonstrate to the satisfaction of the Administrative Agent that Fresh Produce will be in compliance with the financial and other covenants hereunder at the time of the acquisition or Investment through the four fiscal quarter period thereafter, (v) prior to making any such acquisition or Investment involving cash consideration in excess of U.S.$100,000,000 (or the non-U.S. currency equivalent thereof), Fresh Produce shall provide to the Administrative Agent a certificate of the chief financial officer of Fresh Produce certifying (A) that Fresh Produce is in compliance with the financial covenants hereof before and after giving effect to such acquisition or Investment (based on combined actual results for the twelve month period ending on the last day of the last month for which financial statements of Fresh Produce and such acquisition or Investment target are available), (B) that no Event of Default then exists or would be caused thereby and (C) the total amount of such acquisition or Investment and the full name and state of organization of any new Subsidiary created for the purpose of effecting such acquisition or Investment, and (vi) to the extent the Person acquired is a Material Subsidiary, the Administrative Agent shall have received all documents required by Section 5.15 hereof."

                  1.13 AMENDMENT TO SECTION 6.7. Section 6.7 of the Credit Agreement, RESTRICTED PAYMENTS; RESTRICTED PURCHASES, is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "SECTION 6.7 RESTRICTED PAYMENTS; RESTRICTED PURCHASES. It will not, nor will it permit any of its Subsidiaries to, declare or make any Restricted Payment or Restricted Purchase, except that Fresh Produce may declare and pay dividends and distributions payable in common stock (or the equivalent thereof) and so long as no Default shall have occurred and be continuing at the time of any action described in clause (a), (b) or (c) below or would result therefrom, (a) Fresh Produce may declare and pay dividends and distributions payable in cash solely out of and up to 50% of net income of Fresh Produce (computed on a non-cumulative, Consolidated basis in accordance with GAAP) for the fiscal year immediately preceding the year in which such dividend or distribution is paid; PROVIDED that, Fresh Produce may declare and pay dividends and distributions payable in cash solely out of and up to 70% of net income of Fresh Produce (computed on a non-cumulative, Consolidated basis in accordance with GAAP) for the fiscal year immediately preceding the year in which such dividend or distribution is paid if after giving effect to such dividend payment (based on actual results for the four fiscal quarters ending on the last day of the last fiscal quarter for which financial statements of Fresh Produce are available) Fresh Produce and its Subsidiaries on a Consolidated basis shall have as of the end of such four fiscal quarters then ending a Leverage Ratio for such four fiscal quarters then ending of less than 2.50 to 1.00, (b) any direct or indirect Subsidiary of a Borrower may (i) declare and pay cash dividends to such Borrower and (ii) declare and pay cash dividends to any other Wholly-Owned Subsidiary of a Borrower of which it is a direct or indirect Subsidiary, (c) Fresh Produce may repurchase its own Stock in an aggregate amount not to exceed U.S.$100,000,000, and (d) any Subsidiary which is not a Wholly-Owned Subsidiary may declare and pay cash dividends consistent with past practices."

                  1.14 AMENDMENT TO SECTION 6.15. Section 6.15 of the Credit Agreement, FINANCIAL COVENANTS, is hereby amended by deleting clause (b) thereof in the entirety and substituting the following in lieu thereof:

                  "(b) MINIMUM TANGIBLE NET WORTH. Fresh Produce and its Subsidiaries on a Consolidated basis shall maintain as of June 25, 2004, and as of the end of each fiscal quarter thereafter of Fresh Produce, Tangible Net Worth of not less than an amount equal to the sum of (i) U.S. $640,554,000, plus (ii) an amount equal to 50% of Consolidated Net Income (to the extent positive) of Fresh Produce for the quarter ending on September 24, 2004, and each fiscal quarter thereafter on a cumulative basis."

                  1.15 AMENDMENT TO SECTION 9.1. Section 9.1 of the Credit Agreement, AMENDMENT, ETC., is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "SECTION 9.1 AMENDMENT, ETC. No amendment or waiver of any provision of this Agreement, the Notes or any other Loan Document (other than a Foreign Exchange Contract between a Foreign Exchange Bank and a Loan Party), nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (or in connection with an amendment to any other Loan Document, by the Administrative Agent with the consent of the Required Lenders) and, in the case of an amendment, all Borrowers, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED that:

                  (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders and, in the case of an amendment, all Borrowers, do any of the following at any time: (1) waive any of the conditions specified in Section 3.2, (2) change the percentage of the Total Commitment, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (3) amend this Section 9.1, (4) release any material portion of the Collateral other than in accordance with the terms of the Security Documents or any Guarantor from its obligations under its respective Guaranty Agreement, except in connection with a sale or merger permitted hereunder;

                  (b) no amendment, waiver or consent shall, unless in writing and signed by the Borrowers and each Lender affected thereby, do any of the following at any time: (1) increase the principal amount of the Revolving Commitment or Incremental Term Loan Commitment of such Lender over the amount then in effect or increase the Pro Rata Share of such Lender, (2) reduce or forgive the aggregate unpaid principal amount of the Note or Revolving Advances, Swing Line Advances or Incremental Term Loan owing to such Lender, (3) reduce the rate of interest or fees payable hereunder to such Lender, or (4) postpone any scheduled date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable to such Lender hereunder;

                  (c) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Lenders and the Borrowers required above to take such action, affect the rights or obligations of the Issuing Bank under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, in addition to the Lenders and the Borrowers required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Loan Document; and

                  (d) each Lender grants (x) to the Administrative Agent the right to purchase all (but not less than all) of such Lender's Commitments and Advances owing to it and the Notes held by it and all of its rights and obligations hereunder and under the other Loan Documents at a price equal to the aggregate amount of outstanding Advances owed to such Lender (together with all accrued and unpaid interest and fees owed to such Lender), and (y) to any Borrower the right to cause an assignment of all (but not less than all) of such Lender's Commitments and Advances owing to it and the Notes held by it and all of its rights and obligations hereunder and under the other Loan Documents, which right may be exercised by the Administrative Agent or such Borrower, as the case may be, if such Lender refuses to execute any amendment, waiver or consent which requires the written consent of all the Lenders and to which the Required Lenders, the Administrative Agent and such Borrower have agreed. Each Lender agrees that if the Administrative Agent or such Borrower, as the case may be, exercises its option hereunder, it shall promptly execute and deliver all agreements and documentation necessary to effectuate such assignment as set forth in Section 9.7.

Anything in this Agreement to the contrary notwithstanding, if any Lender shall fail to fulfill its obligations to make an Advance hereunder, then, for so long as such failure shall continue, such Lender shall (unless the Borrowers and the Required Lenders, determined as if such Lender were not a "Lender" hereunder, shall otherwise consent in writing) be deemed for all purposes relating to amendments, modifications, waivers or consents under this Agreement or the Notes (including without limitation under this Section 9.1) to have no Advances or Commitments, shall not be treated as a "Lender" hereunder when performing the computation of Required Lenders, and shall have no rights under this Section 9.1; PROVIDED that any action taken by the other Lenders with respect to the matters referred to in clauses (a) or (b) of this Section 9.1 shall not be effective as against such Lender."

                  1.16 AMENDMENT TO SECTION 9.2. Section 9.2 of the Credit Agreement, NOTICES, ETC., is hereby amended by deleting clause (b) thereof in its entirety and substituting the following in lieu thereof:

                  "(b) if to any Lender, at its Domestic Lending Office specified opposite its name on SCHEDULE L-1 hereto or in the Assignment and Acceptance or Lender Joinder Agreement pursuant to which it became a Lender; and"

                  1.17 AMENDMENTS TO SECTION 9.7.

                  (a) Section 9.7 of the Credit Agreement, ASSIGNMENTS AND PARTICIPATIONS, is hereby amended by deleting paragraph (i) of clause (a) thereof in its entirety and substituting the following in lieu thereof:

                           "(i) in the case of each such assignment of a Revolving Commitment or an Incremental Term Loan Commitment (except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement), the amount of the Revolving Commitment or Incremental Term Loan Commitment of the assigning Lender being assigned pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in each case not be less than U.S.$2,500,000; PROVIDED, HOWEVER, that
         (x) no Revolving Lender shall have, at any time, a Revolving Commitment in an amount less than U.S.$2,500,000, and (y) no Incremental Term Loan Lender shall have, at any time, an Incremental Term Loan Commitment in an amount less than U.S.$2,500,000 (other than as a result of the prepayment of the principal amount of such Incremental Term Loans);"

                  (b) Section 9.7 of the Credit Agreement, ASSIGNMENTS AND PARTICIPATIONS, is hereby amended by deleting clause (e) thereof in its entirety and substituting the following in lieu thereof:

                  "(e) Each Lender may sell participations in or to all or a portion of its rights and obligations under this Agreement (including without limitation all or a portion of its Commitment, the Advances owing to it and the Note held by it); PROVIDED that (i) such Lender's obligations under this Agreement (including without limitation its Commitment) shall remain unchanged;
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement; (iv) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; and (v) no participant under any such participation shall have any right to approve such Lender's action with respect to any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce or forgive the aggregate unpaid principal amount of, or reduce the rate of interest or fees on, the Notes, in each case to the extent subject to such participation, postpone any scheduled date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release any material portion of the Collateral or any Guarantor from its obligations under its respective Guaranty Agreement, except in connection with a sale or merger permitted hereunder or in accordance with the terms of any other Loan Document. Each such participant shall have the right of set-off set forth in Section 9.5 hereof in respect of its participating interest to the same extent as if the amount of its participating interest was owed directly to it as a Lender; PROVIDED such right of set-off shall be subject to the obligation of such participant to share with the Lenders as provided in
Section 2.8 hereof. Notwithstanding anything in this Section 9.7 to the contrary, any Farm Credit Lender that (1) is the owner of a participation in the minimum amount of $15,000,000, (2) is, by written notice to Fresh Produce and the Administrative Agent ("VOTING PARTICIPANT NOTIFICATION"), designated by the selling Lender as being entitled to be accorded the rights of a voting participant hereunder (any Farm Credit Lender so designated being called a "VOTING PARTICIPANT") and (3) receives the prior written consent of Fresh Produce and the Administrative Agent to become a Voting Participant, shall be entitled to vote for so long as such Farm Credit Lender owns such participation and notwithstanding any subparticipation by such Farm Credit Lender (and the voting rights of the selling Lender shall be correspondingly reduced), on a dollar for dollar basis, as if such participant were a Lender, on any matter requiring or allowing a Lender to provide or withhold its consent, or to otherwise vote on any proposed action. To be effective, each Voting Participant Notification shall, with respect to any Voting Participant, (x) state the full name, as well as all contact information required of an assignee in an Assignment and Acceptance and (y) state the dollar amount of the participation purchased. The selling Lender and the Voting Participant shall notify the Administrative Agent and Fresh Produce within 3 Business Days' of any termination of, or reduction or increase in the amount of, such participation. Fresh Produce and the Administrative Agent shall be entitled to conclusively rely on information contained in notices delivered pursuant to this paragraph. The voting rights hereunder are solely for the benefit of the Voting Participant and shall not inure to any assignee or participant of the Voting Participant."

                  1.18 AMENDMENTS TO SECTION 10.2. Section 10.2 of the Credit Agreement, TAXES, is hereby amended by deleting clauses (e) and (f) thereof in their entirety and substituting the following in lieu thereof:

                  "(e) Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each initial Lender hereunder, and on the date of the Assignment and Acceptance or Lender Joinder Agreement pursuant to which it became a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by a Borrower or the Administrative Agent (but only so long thereafter as such Lender remains lawfully able to do so), provide the Administrative Agent and such Borrower with (1)(x) if such

Lender claims an exemption from withholding tax pursuant to its portfolio interest exception, (A) a statement of the Lender, signed under penalty of perjury, that it is not (I) a "bank" as described in Section 881(c)(3)(A) of the Internal Revenue Code, (II) a ten percent (10%) shareholder of any Borrower (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code), or
(III) a controlled foreign corporation related to any Borrower within the meaning of Section 864(d)(4) of the Internal Revenue Code, and (B) a properly completed and executed IRS Form W-8BEN, (y) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed and executed IRS Form W-8BEN, or (z) if such Lender claims that interest paid under this Agreement or the Notes is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI, and (2) such other form or forms as may be required under the Internal Revenue Code or other laws, regulations, administrative practice or applicable treaties of the United States as a condition to exemption from, or reduction in the rate of, deduction or withholding of any United States withholding tax for which any Borrower is required to pay additional amounts under this Section 10.2. If the appropriate forms provided by a Lender at the time such Lender first becomes a party to this Agreement indicates an interest-withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; PROVIDED that, if at the date of the Assignment and Acceptance or Lender Joinder Agreement pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date by a Borrower, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includible in Taxes) withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8BEN or W-8ECI or other form that the applicable Borrower has indicated in writing to the Lenders on the date hereof as being a required form to avoid or reduce withholding tax on payments under this Agreement or on the Notes, that a Lender reasonably considers to be confidential, such Lender shall give notice thereof to the Borrowers and shall not be obligated to include in such form or document such confidential information. If a Lender is a United States person, upon the request of Fresh Produce, it agrees to complete and deliver to Fresh Produce a statement signed by an authorized signatory of such Lender to the effect that it is a United States person together with a duly completed and executed copy of Internal Revenue Service form W-9 or successor form establishing that such Lender is not subject to United States backup withholding tax.

                  (f) If any Lender claims exemption from, or reduction of, withholding tax pursuant to subsection (e), and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrowers to such Lender, such Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrowers to such Lender. To the extent of such percentage amount, the Administrative Agent will treat such Lender's documentation as no longer valid. If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Lender in an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (e) of this Section are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold the Administrative Agent harmless for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent."

                  1.19 AMENDMENTS TO COVER PAGE, EXHIBITS AND SCHEDULES. The cover page of the Credit Agreement is hereby deleted in its entirety and replaced with the cover page attached hereto. Each of Exhibit A: Form of Assignment and Acceptance, Exhibit B: Form of Note, and Exhibit C: Form of Notice of Borrowing is hereby deleted in its entirety and replaced with Exhibit
A: Form of Assignment and Acceptance, Exhibit B-1: Form of Revolving Loan Note, Exhibit B-2: Form of Incremental Term Loan Note, Exhibit C-1: Form of Notice of Revolving Borrowing, Exhibit C-2: Form of Notice of Incremental Term Loan Borrowing and Exhibit C-3: Form of Notice of Continuation or Conversion of Incremental Term Loan Borrowing, respectively, attached hereto. The Credit Agreement is hereby further modified and amended by incorporating Exhibit E-1:
Form of Borrower Joinder Agreement and Exhibit E-2: Form of Lender Joinder Agreement, attached hereto as an exhibit thereto. Each of Schedule C-1:
Commitments, Schedule G-1: Guarantors; Guaranty Agreements, Schedule P-1:
Pledgors, Schedule 4.1(b): Subsidiaries, Schedule 4.1(r): Material Contracts,
Schedule 4.1(s): Intellectual Property and Schedule 9.2: Notice Address, is hereby deleted in its entirety and replaced with Schedule C-1: Revolving Commitments, Schedule G-1: Guarantors; Guaranty Agreements, Schedule P-1:
Pledgors, Schedule 4.1(b): Subsidiaries, Schedule 4.1(r): Material Contracts,
Schedule 4.1(s): Intellectual Property and Schedule 9.2: Notice Address, respectively, attached hereto.

         SECTION 2. COVENANT. Each Borrower hereby acknowledges and agrees that the principal amount of the Rabobank Italy Letter of Credit issued under and as defined in the Credit Agreement shall, at all times, equal or exceed the equivalent amount (in U.S. dollars) of the principal amount of that certain First Demand Irrevocable Bank Guaranty (the "BANK GUARANTY") issued by an Affiliate of the Administrative Agent for the benefit of Borrowers in support of Borrowers' binding offer to purchase certain assets. In the event the face amount available to be drawn under the Rabobank Italy Letter of Credit shall ever be less than the equivalent amount in U.S. dollars of the principal amount of the Bank Guaranty, Issuing Bank hereunder is authorized, without any action or consent on behalf of Borrowers, to amend the Rabobank Italy Letter of Credit to so increase the principal amount thereof, not to exceed the Total Revolving

Commitment, to equal the principal amount of the Bank Guaranty. In the event the face amount available to be drawn under the Rabobank Italy Letter of Credit shall exceed the equivalent amount in U.S. dollars of the principal amount of the Bank Guaranty by 5% or more (a) as of the last day of each fiscal month for the period commencing as of the effective date of this Amendment until and including December 31, 2004 or (b) as of the last day of each fiscal quarter thereafter until the Revolving Termination Date, Issuing Bank may, at the request of Borrowers and in the exercise of Issuing Bank's reasonable discretion, amend the Rabobank Italy Letter of Credit to so decrease the principal amount thereof to equal the principal amount of the Bank Guaranty.

         SECTION 3. REPRESENTATIONS AND WARRANTIES. Each Borrower and Guarantor represents and warrants as follows:

                  (a) The execution, delivery and performance by such Loan Party of this Amendment and the other transactions contemplated hereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws;
(ii) violate any law (including, without limitation, the Securities Exchange Act of 1934, the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970 and any similar statute), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award; (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties; or (iv) except for the Liens created under the Security Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries.

                  (b) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other third party is required for the due execution, delivery, recordation, filing or performance by any Loan Party of this Amendment and each other Loan Document contemplated hereby to which it is or is to be a party, or for the consummation of the transactions contemplated hereby.

                  (c) This Amendment and each other document required to be delivered by a Loan Party hereunder have been duly executed and delivered by each Loan Party thereto, and constitute the legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

                  (d) The representations and warranties contained in Article 4 of the Credit Agreement, and in each of the Loan Documents, are correct in all material respects on and as of the date hereof as though made on and as of such date, other than any such representations and warranties that, by their terms, expressly refer to an earlier date.

                  (e) The Consolidated balance sheet of Fresh Produce and its Subsidiaries, as at June 25, 2004, and the related Consolidated statements of income and cash flows of Fresh Produce and its Subsidiaries, for the fiscal quarter then ended, copies of which have been furnished to the Administrative

Agent, fairly present the Consolidated financial condition of Fresh Produce and its Subsidiaries, as at such date and the Consolidated results of the operations of Fresh Produce and its Subsidiaries, for the period ended on such date, all in accordance with GAAP applied on a consistent basis, and since June 25, 2004, nothing has occurred that has resulted in a Material Adverse Effect.

                  (f) The four year projected Consolidated balance sheets and income statements of Fresh Produce and its Subsidiaries delivered to the Administrative Agent pursuant to Section 4 of this Amendment were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in the light of conditions existing at the time of delivery of such projected financial statements, and represented, at the time of delivery, Fresh Produce's reasonable estimate of its future financial performance. No information, exhibit or report, taken in the aggregate, furnished by any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Amendment or the other Loan Documents or pursuant to the terms of the Loan Documents contained at the time such statements were made any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

                  (g) All Material Subsidiaries of Fresh Produce (other than Del Monte Foods Europe Ltd.) are listed on Schedule M-1 to the Credit Agreement.

                  (h) No event has occurred and is continuing that constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

         SECTION 4. CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AMENDMENT. This Amendment shall be effective as of the date first set forth above upon the satisfaction of the following conditions precedent in a manner acceptable to the Administrative Agent:

                  (a) The Lenders shall be satisfied that there shall have been no material change since the Agreement Date with respect to, (x) the corporate and legal structure and capitalization of each Loan Party and its Subsidiaries, including, without limitation, the charter, bylaws or equivalent corporate documents and any shareholders' agreement and (y) the management and operations of the Loan Parties and their Subsidiaries.

                  (b) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that
(i) would reasonably be likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Amendment, any Note, the Credit Agreement (as amended hereby), any other Loan Document or the consummation of the transactions contemplated hereby.

                  (c) The Administrative Agent shall have received a solvency letter, in form and substance satisfactory to the Lenders, attesting that Fresh Produce and its Subsidiaries, taken as a whole, is and will be Solvent after giving effect to the transactions contemplated hereby, from its Chief Financial Officer.

                  (d) Each of the Lenders shall have completed a due diligence investigation of the New Borrowers, the New Guarantors and the Persons and assets acquired in connection with the Share Purchase Agreement entered into on

July 15, 2004 between Cirio Del Monte N.V. and Cirio Del Monte S.p.A. on one hand, and Fresh N.V. on the other, and their respective Subsidiaries in scope satisfactory to each of the Lenders, and the results of such investigation shall be acceptable to each of the Lenders in their sole discretion.

                  (e) The Administrative Agent, for the benefit of the Secured Parties, shall have been granted by the Loan Parties a perfected first-priority Lien in all of the Collateral owned by Del Monte Foods Europe Ltd. and Del Monte Foods Northern Europe Ltd. and the New Borrowers (subject to the Permitted Liens), and all filings or other action necessary to perfect such Liens on the Pledged Stock of Del Monte Fresh Produce Brasil Ltda., Del Monte Foods Europe Ltd. and Del Monte Foods Northern Europe Ltd. (collectively, the "NEW GUARANTORS") and New Borrowers and such Liens on all other Collateral with respect to which a security interest may be perfected by filing (whether pursuant to a filing under the Uniform Commercial Code, a filing with the Companies House or otherwise) shall have been duly completed in the case of Security Agreements governed by English law or granted by a company incorporated in the United Kingdom.

                  (f) The Loan Parties shall have obtained all necessary approvals required from regulatory authorities and others, if any, in connection with the transactions contemplated hereby (without the imposition of any conditions that are not acceptable to the Lenders).

                  (g) On the Third Amendment Date, there shall exist (i) no material default by any Loan Party in any Material Contract and all Material Contracts shall be in full force and effect, nor (ii) to the knowledge of any Loan Party, any material default in compliance by such Loan Party with any material Applicable Laws.

                  (h) In the reasonable opinion of the Administrative Agent, there shall have occurred no material adverse change in (i) the properties, business, prospects, operation or condition (financial or otherwise) of Fresh Produce and its Subsidiaries taken as a whole or (ii) loan syndication or financial conditions generally or in the syndication, financial or business conditions in any of the jurisdictions in which a Loan Party is organized, including, without limitation, material adverse changes in the regulatory or business environment.

                  (i) The Borrowers shall have paid to the Administrative Agent,
(i) on behalf of the Lenders a fee in an amount equal to (x) with respect to each Existing Lender, (A) 0.125% MULTIPLIED BY the lesser of such Existing Lender's Revolving Commitment immediately prior to giving effect to this Amendment or such Existing Lender's Revolving Commitment immediately after giving effect to this Amendment PLUS (B) 0.25% MULTIPLIED BY the amount equal to, to the extent positive, (I) such Existing Lender's Revolving Commitment immediately after giving effect to this Amendment MINUS (II) such Existing Lender's Revolving Commitment immediately prior to giving effect to this Amendment and (y) with respect to each New Lender, 0.25% MULTIPLIED BY such New Lender's Revolving Commitment, and (ii) on its behalf, such fees as may be due and owing under the terms of the Supplemental Fee Letter.

                  (j) The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

                  (i) this Amendment duly executed by the Borrower, the Guarantors, the Administrative Agent, the Issuing Bank and each of the Lenders;

                  (ii) the Ratification Agreement duly executed by each Existing Borrower and each Existing Guarantor;

                  (iii) replacement Revolving Loan Notes in the amount of the Revolving Commitment of each Revolving Lender as set forth on Schedule C-1 hereto;

                  (iv) (A) a Lender Joinder Agreement duly executed by each New Lender agreeing to comply with all obligations of a "Revolving Lender" under the Credit Agreement, and (B) a Borrower Joinder Agreement duly executed by each New Borrower;

                  (v) the Supplemental Fee Letter duly executed by the Borrowers and the Administrative Agent;

                  (vi) certified copies of the resolutions of the Board of Directors of each Borrower and each other Loan Party approving this Amendment, the Notes, each other Loan Document contemplated hereby to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment, the Notes and each other Loan Document;

                  (vii) (A) a copy of the charter or memorandum and articles of association, as the case may be, of each Borrower (other than Fresh Produce and Ship Holdings) and each Guarantor (other than FDM Holdings Limited) and each amendment thereto, certified (as of a date reasonably near the Third Amendment Date) by an appropriate governmental official as being a true and correct copy thereof and (B) a copy of the memorandum and articles of association of Fresh Produce, Ship Holdings and FDM Holdings Limited and each amendment thereto, certified (as of a date reasonably near the Third Amendment Date) by Cayman Islands counsel to the Loan Parties as being a true and correct copy thereof;

                  (viii) a copy of a certificate of the Secretary of State of the state of organization of each Borrower and each Guarantor (or the equivalent, if any, of such certificate in any non-U.S. jurisdiction in which such Borrower or Guarantor is organized), dated reasonably near the Third Amendment Date, listing the charter of such Borrower or Guarantor and each amendment thereto on file in his office and certifying that (A) such amendments are the only amendments to such Person's charter on file in his office; (B) such Person has paid all franchise taxes to the date of such certificate; and (C) such Person (other than Del Monte Fresh Packaged Produce (UK) Ltd.) is duly incorporated and in good standing or presently subsisting under the laws of the jurisdiction of its organization;

                  (ix) a certificate of each Borrower and each Guarantor, signed on behalf of such Person by its President or a Vice President and its Secretary or any Assistant Secretary or by one of its directors, or by other appropriate officers of it, dated as of the Third Amendment Date

         (the statements made in which certificate shall be true on and as of the Third Amendment Date), certifying as to (A) the absence of any amendments to the charter of such Person since the date of the certificate referred to in Section 3.1(l)(iv); (B) a true and correct copy of the bylaws of such Person as in effect on the Third Amendment Date (or that there have been no amendments to such bylaws to the extent delivered to the Administrative Agent on the Agreement Date); and (C) the due incorporation and good standing (or the reasonable equivalent thereof, if any) of such Person as a corporation organized under the laws of the jurisdiction of its organization, and the absence of any proceeding for the dissolution or liquidation of such Person;

                  (x) a certificate of the Secretary or an Assistant Secretary or other appropriate officer of each Borrower and each Guarantor certifying the names and true signatures of the directors and officers of such Person authorized to sign this Amendment, the Notes and each other Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder;

                  (xi) any Security Agreements and Pledge Agreements with respect to the Collateral owned by the New Guarantors or the New Borrowers or the Pledged Stock of the New Guarantors or the New Borrowers and any new Security Agreements and Pledge Agreements or amendments or supplements to any existing Security Documents as the Agent may require with respect to any new Collateral owned by the Guarantors or the Borrowers or the Pledged Stock of the Guarantors or the Borrowers duly executed by the parties thereto, together with (A) certificates, if any, representing the shares of such Pledged Stock (or the equivalent thereof) of each of the Subsidiaries to be pledged pursuant thereto, accompanied by undated stock powers (or the equivalent thereof) executed in blank; (B) executed financing statements and other similar documents in proper form for filing under the Uniform Commercial Code of any state of the United States and any similar laws of any jurisdictions outside the United States, that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created by such Security Documents, covering the Collateral described in such Security Documents; (C) evidence of the completion of all other recordings, registrations and filings of or with respect to such Security Documents that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby; (D) evidence of the insurance required by the terms of such Security Agreements or under the Credit Agreement; and (E) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created by such Security Documents has been taken;

                  (xii) the Guaranty Agreements duly executed by each New Guarantor and New Borrower specified on Schedule G-1, each such Guaranty Agreement to be in form and substance satisfactory to the Administrative Agent, and guaranteeing the obligations specified in such Schedule;

                  (xiii) such financial, business and other information regarding each Loan Party as the Lenders shall have reasonably requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under ERISA, collective bargaining agreements and other arrangements with employees, the budget for the fiscal year commencing on or about January 1, 2005, as to Fresh Produce and its Subsidiaries, and the projected balance sheet, income statement and cash flow statement as to Fresh Produce and its Subsidiaries for the four year period commencing on or about January 1, 2005, in each case in form and substance satisfactory to the Lenders; and

                  (xiv) a favorable opinion of (A) Cleary, Gottlieb, Steen & Hamilton, counsel to the Loan Parties, (B) general counsel for the Loan Parties, (C) Brazilian counsel to the Loan Parties, (D) British Virgin Islands counsel to the Loan Parties, (E) Costa Rican counsel to the Loan Parties, (F) Gibraltar counsel to the Loan Parties, (G) Guatemalan counsel to the Loan Parties, (H) Hong Kong counsel to the Loan Parties,
         (I) United Kingdom counsel to the Loan Parties, (J) Liberian counsel to the Loan Parties, (K) Netherlands counsel to the Loan Parties, (L) Netherlands Antilles counsel to the Loan Parties, (M) Cayman Islands counsel to the Loan Parties, (N) Chilean counsel to the Loan Parties,
         (O) Japanese counsel to the Loan Parties, (P) Panamanian counsel to the Loan Parties, and (Q) such other counsel as the Administrative Agent may reasonably request.

                   (k) The Administrative Agent shall have received such other documents, instruments, and information executed and/or delivered by the Borrowers as the Administrative Agent may reasonably request.

         SECTION 5. CONDITIONS SUBSEQUENT TO THE EFFECTIVENESS OF THIS AMENDMENT. The obligation of the Lenders to continue to make Advances (or otherwise extend credit under the Credit Agreement, as amended hereby) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below:

                  (a) Within 45 days of the Third Amendment Date (or such longer period of time as may be acceptable to the Administrative Agent), the Borrowers shall deliver a copy of the memorandum and articles of association of Fresh Produce, Ship Holdings and FDM Holdings Limited and each amendment thereto, certified (as of a date reasonably near the Third Amendment Date) by the Registrar of Companies as being a true and correct copy thereof.

                  (b) Within 45 days of the Third Amendment Date (or such longer period of time as may be acceptable to the Administrative Agent), the Borrowers shall deliver a copy of a Certificate of Good Standing issued by the Companies House for Del Monte Fresh Packaged Produce (UK) Ltd.

         SECTION 6. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT.

                  (a) Upon the effectiveness of this Amendment as set forth in
Section 4 hereof, on and after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in the Notes and the other Loan Documents to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

                  (b) Except as specifically amended above, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

         SECTION 7. COSTS, EXPENSES AND TAXES. The Borrowers agree, jointly and severally, to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto). In addition, the Borrowers agree, jointly and severally, to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agree to save the Administrative Agent and the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

         SECTION 8. AFFIRMATION OF GUARANTY. By executing this Amendment, each Guarantor hereby acknowledges, consents and agrees that all of its obligations and liability under its Guaranty Agreement remain in full force and effect in relation to the Credit Agreement, as amended and modified by this Amendment, and that the execution and delivery of this Amendment and any and all documents executed in connection therewith shall not alter, amend, reduce or modify its obligations and liability under its Guaranty Agreement.

         SECTION 9. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of a signature page hereto by facsimile transmission or by e-mail transmission of an adobe file format document (also known as a PDF file) shall be as effective as delivery of a manually executed counterpart hereof.

         SECTION 10. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 11. FINAL AGREEMENT. This Amendment represents the final agreement between the Borrowers, the Administrative Agent and the Lenders as to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. The Amendment shall constitute a Loan Document for all purposes.



                           [SIGNATURE PAGES TO FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duty authorized, as of the date first above written.

BORROWERS:                            FRESH DEL MONTE PRODUCE INC.



                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                      DEL MONTE FRESH PRODUCE N.A., INC.



                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                      DEL MONTE FRESH PRODUCE
                                         INTERNATIONAL, INC.



                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                      FRESH DEL MONTE SHIP HOLDINGS LTD.



                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:



            THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

                                        DEL MONTE FRESH PRODUCE B.V.



                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                        DEL MONTE FRESH PRODUCE (UK) LTD.


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                        DEL MONTE FOODS INTERNATIONAL LTD.



                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                        DEL MONTE INTERNATIONAL INC.



                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                        DEL MONTE EUROPE LTD.



                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:



            THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

GUARANTORS:                      DEL MONTE FRESH PRODUCE COMPANY



                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                                 DEL MONTE FRESH PRODUCE (SOUTHWEST), INC.



                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                                 DEL MONTE FRESH PRODUCE (FLORIDA), INC.



                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                                 FRESH DEL MONTE PRODUCE (CANADA), INC.



                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:


            THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

                                     DEL MONTE FRESH PRODUCE (SOUTHEAST), INC.



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     DEL MONTE FRESH PRODUCE (WEST COAST), INC.



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     DEL MONTE FRESH PRODUCE (TEXAS), INC.



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     DEL MONTE FRESH PRODUCE (KANSAS CITY) INC.



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     DEL MONTE FOODS EUROPE LTD.



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:



            THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

                                 DEL MONTE FOODS NORTHERN EUROPE LTD.



                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:


                                 DEL MONTE FRESH PACKAGED PRODUCE (UK) LTD.



                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:


                                 GLOBAL REEFER CARRIERS, LTD.



                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:


                                 FDM HOLDINGS LIMITED



                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:


                                 DEL MONTE B.V.I. LIMITED



                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:


            THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

                                              CORPORATION DE DESARROLLO AGRICOLA
                                                 DEL MONTE S.A.



                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                              COMPANIA DE DESARROLLO BANANERO
                                                 DE GUATEMALA S.A.



                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                              DEL MONTE FRESH PRODUCE (ASIA-
                                                 PACIFIC) LIMITED



                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                              FRESH DEL MONTE PRODUCE N.V.



                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                              WAFER LIMITED



                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


            THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

                                         FRESH DEL MONTE JAPAN COMPANY LTD.



                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                         DEL MONTE FRESH PRODUCE (CHILE) S.A.



                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                         DEL MONTE FRESH PRODUCE BRASIL LTDA.



                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


            THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ADMINISTRATIVE AGENT,
ISSUING BANKS AND
LENDERS:                              COOPERATIEVE CENTRALE RAIFFEISEN-
                                         BOERENLEENBANK B.A., "RABOBANK
                                         NEDERLAND", NEW YORK BRANCH, as
                                         Administrative Agent,
                                         Issuing Bank and a Lender



                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                      AGFIRST FARM CREDIT BANK, as a Lender



                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                      HARRIS TRUST AND SAVINGS BANK, as a Lender



                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                      SUNTRUST BANK, as a Lender



                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:




            THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

                                    FARM CREDIT SERVICES OF MID-AMERICA,
                                       PCA, as a Lender



                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    ING CAPITAL LLC, as a Lender



                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    U.S. AGBANK, FCB, as a Lender



                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    U.S. BANK NATIONAL ASSOCIATION, as
                                       a Lender



                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    BANK OF AMERICA, as a Lender



                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:



            THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

                                COBANK, ACB, as a Lender



                                By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                                FARM CREDIT BANK OF TEXAS, as a Lender



                                By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                                FARM CREDIT WEST, PCA, as a Lender



                                By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                                GREENSTONE FARM CREDIT SERVICES ACA/FCLA,
                                   as a Lender



                                By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                                UNION BANK OF CALIFORNIA, N.A.,
                                   as a Lender



                                By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


            THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

                                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                                         as a Lender



                                      By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                      1ST FARM CREDIT SERVICES, PCA,
                                         as a Lender



                                      By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                      JPMORGAN CHASE BANK, as a Lender



                                      By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                      NORDEA BANK FINLAND PLC, NEW YORK
                                         BRANCH, as a Lender



                                      By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                      By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                      AMERICAN AGCREDIT, FLCA, as a Lender



                                      By:
                                        ----------------------------------------
                                        Name:
                                        Title:


            THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT